                            STOCK PURCHASE AGREEMENT
                            ------------------------

          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of _____
                                               ---------
__, 2001, by and between M-Foods Investors, LLC, a Delaware limited liability company ("Investors"), and the Persons named on the signature pages hereto (each
          ---------
a "Shareholder", and collectively the "Michael Family Securityholders").
   -----------                         ------------------------------

               WHEREAS, the Michael Family Securityholders are shareholders of Michael Foods, Inc., a Minnesota corporation (the "Company");
                                                   -------

          WHEREAS, the Company has entered into an Agreement and Plan of Merger with M-Foods Holdings, Inc., a Delaware corporation, and a wholly owned subsidiary of Investors ("Holdings"), and Protein Acquisition Corp., a Minnesota
                          --------
corporation, and a wholly owned subsidiary of Holdings ("Merger Sub"), dated as
                                                         ----------
of December 21, 2000, as amended from time to time in accordance with its terms (the "Merger Agreement"), pursuant to which Merger Sub shall be merged with and
      ----------------
into the Company (the "Acquisition"), in accordance with the terms and
                       -----------
conditions of the Merger Agreement and the relevant provisions of the MBCA (as defined in the Merger Agreement), and the surviving corporation shall be the Company;

          WHEREAS, prior to the consummation of the transactions contemplated by this Agreement and the Merger Agreement, each Shareholder is the record and beneficial owner of the number of shares of the Company's common stock, par value $0.01 per share (the " Shares"), set forth opposite its name on the
                            -------
Schedule I attached hereto; and
----------

          WHEREAS, on the terms and subject to the conditions hereof, Investors desires to acquire from each Shareholder, and each Shareholder desires to sell to Investors, all of its Shares (the "Purchased Shares").
                                       ----------------

          NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.   Definitions.
     -----------

     1.1  Acquisition.  The term "Acquisition" shall have the meaning set forth
     ---  -----------
in the preface.

     1.2  Agreement.  The term "Agreement" shall have the meaning set forth in
     ---  ---------
the preface.

     1.3  Closing.  The "Closing" for the sale and purchase of the Shares
     ---  -------
hereunder shall occur immediately prior to and in connection with the consummation of the Acquisition.

     1.4  Closing Date.  The term "Closing Date" shall mean the date on which
     ---  ------------
the Closing occurs.

     1.5  Closing Transactions. The term "Closing Transactions" shall have the
     ---  --------------------
meaning set forth in Section 2.3.
                     -----------

     1.6  Company.  The term "Company" shall have the meaning set forth in the
     ---  -------
preface.

     1.7  Intentionally Omitted.
     ---  ---------------------

     1.8  Holdings.  The term "Holdings" shall have the meaning set forth in the
     ---  --------
preface.

     1.9  Merger Agreement.  The term "Merger Agreement" shall have the meaning
     ---  ----------------
set forth in the preface.

     1.10 Merger Sub.  The term "Merger Sub" shall have the meaning set forth in
     ---- ----------
the preface.

     1.11 Michael Family Securityholders.  The term "Michael Family
     ---- ------------------------------
Securityholders" shall have the meaning set forth in the preface.

     1.12 Intentionally Omitted.
     ---- ----------------------

     1.13 Person.  The term "Person" shall mean any individual, corporation,
     ---- ------
partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

     1.14 Purchased Shares.  The term " Purchased Shares" shall have the meaning
     ---- ----------------
set forth in the preface.

     1.15 Securities Act.  The term "Securities Act" shall mean the Securities
     ---- --------------
Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

     1.16 Securityholders Agreement.  The term "Securityholders Agreement" shall
     ---- -------------------------
mean the Securityholders Agreement dated as of the Closing Date among the Company and its securityholders, as it may be amended or supplemented thereafter from time to time.

     1.17 Shareholder.  The term "Shareholder" shall have the meaning set forth
     ---- -----------
in the preface.

     1.18 Share Purchase Price.  The term "Share Purchase Price" shall have the
     ---- --------------------
meaning set forth in Section 2.2.
                     ------------

     1.19 Shares.  The term "Shares" shall have the meaning set forth in the
     ---- ------
preface.

2.   Purchase and Sale of Shares.
     ----------------------------

     2.1  Purchase and Sale of the Shares.  At the Closing, upon the terms and
     ---  -------------------------------
subject to the conditions set forth in this Agreement, each Shareholder shall sell, assign, transfer and convey to Investors, and Investors shall purchase and acquire from each Shareholder, its Purchased Shares against payment at the Closing of an aggregate amount equal to the Share Purchase Price by wire transfer of immediately available funds to one or more accounts specified by the Michael Family Securityholders in a written notice to Investors prior to the Closing Date.

     2.2  Share Purchase Price.  The aggregate purchase price for the Purchased
     ---  --------------------
Shares (the "Share Purchase Price") will consist of the payment of an amount of
             --------------------
cash, equal to $30.10 per Purchased Share, as set forth on Schedule I.
                                                           ----------

     2.3  Closing Events.  At the Closing, subject to the terms and conditions
     ---  --------------
set forth in this Agreement, the parties hereto shall consummate the following

"Closing Transactions":
---------------------

          (a) The Michael Family Securityholders shall deliver to Investors stock certificates representing the Purchased Shares duly endorsed for transfer or accompanied by duly executed stock powers or forms of assignment; and

          (b) Investors shall deliver to the Michael Family Securityholders the amount of the Share Purchase Price by wire transfer of immediately available funds to one or more accounts designated by the Michael Family Securityholders in writing to Investors prior to the Closing.

3.   Representations and Warranties.
     ------------------------------

     3.1  Stock Purchase Representations of the Michael Family Securityholders.
     ---  --------------------------------------------------------------------
Each Shareholder represents and warrants to Investors that the statements contained in this Section 3.1 are correct and complete as of the date of this
                  -----------
Agreement, with respect to itself:

          (a) Power and Authority. [Each Shareholder is a duly organized,
              -------------------
validly existing [______], and each Shareholder is in good standing under the laws of the jurisdiction of its formation.] Each Shareholder has full power and authority to execute and deliver this Agreement and perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions. No Shareholder need give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (b) Noncontravention.   Neither the execution and the delivery of this
              ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Shareholder is subject or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Shareholder is a party or by which it is bound or to which any of its assets is subject.

          (c) Brokers' Fees.  The Michael Family Securityholders have no
              -------------
liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Investors could become liable or obligated.

          (d) Capital Stock.  Each Shareholder holds of record and owns
              -------------
beneficially the number of Shares set forth next to its name on Schedule I, free
                                                               -----------
and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Shareholder is a party to any option, warrant, purchase right, or other contract or commitment that could require any such Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). No Shareholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Michael.

     3.2  Representations of Investors.  Investors represents to the Michael
     ---  ----------------------------
Family Securityholders that the statements contained in this Section 3.2 are
                                                             -----------
correct and complete as of the date of this Agreement:

          (a) Organization and Power. Investors is a limited liability company
              ----------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder.

          (b) Authorization.  The execution, delivery and performance of this
              -------------
Agreement by Investors and the consummation of the transactions contemplated hereby by Investors have been duly and validly authorized by all requisite company action on the part of Investors, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Investors, and this Agreement constitutes a valid and binding obligation of Investors, enforceable in accordance with its terms and conditions. Investors need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (c) Noncontravention. Neither the execution and the delivery of this
              ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Investors is subject or any provision of its charter or bylaws or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Investors is a party or by which it is bound or to which any of its assets is subject.

          (d)  Investment.  Investors is not acquiring the Shares with a view
               ----------
to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

4.   Intentionally Omitted.
     ---------------------

5.   Intentionally Omitted.
     ----------------------

6.   Miscellaneous.
     -------------

     6.1  Binding Effect.  The provisions of this Agreement shall be binding
     ---  --------------
upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     6.2  Amendment; Waiver.  This Agreement may be amended only by a written
     ---  -----------------
instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

     6.3  Governing Law.  This Agreement shall be governed by and construed and
     ---  -------------
enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

     6.4  Jurisdiction.  Any suit, action or proceeding with respect to this
     ---  ------------
Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of Investors and the members of the Michael Family Securityholders hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the members of the Michael Family Securityholders and Investors hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

     6.5  Notices.  All notices and other communications hereunder shall be in
     ---  -------
writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

          (a)  If to Investors:

               M-Foods Investors, LLC
               c/o Vestar Capital Partners IV, L.P.
               1225 Seventeenth Street
               Suite 1660
               Denver, CO 80202
               Attention: James P. Kelley
               Facsimile: (303) 292-6639

          with a copies to:

               Vestar Capital Partners IV, L.P.
               245 Park Avenue, 41st Floor
               New York, NY  10167
               Attention: General Counsel
               Facsimile: (212) 808-4922

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL 60601
               Attention: Stephen L. Ritchie
               Facsimile: (312) 861-2200

          (b) If to the Michael Family Securityholders, to the address as shown on the signature page hereto with copies to:

               Ross Rosenblatt Ltd.
               Attn: Burton Ross, Esq.
               4100 Piper Jaffray Tower
               222 South 9th Street
               Minneapolis, MN 55402
               Facsimile: (612) 338-1131

     6.6  Integration.  This Agreement and the documents referred to herein or
     ---  -----------
delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     6.7  Counterparts.  This Agreement may be executed in separate counterparts
     ---  ------------
(including by means of telecopied signature pages), and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     6.8  Injunctive Relief.  The Michael Family Securityholders and their
     ---  -----------------
Permitted Transferees each acknowledges and agrees that a violation of any of the terms of this Agreement will cause Investors irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that Investors shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

     6.9  Rights Cumulative; Waiver.  The rights and remedies of the Michael
     ---  -------------------------
Family Securityholders and Investors under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                                     *****

     IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

                                    M-FOODS INVESTORS, LLC



                                    By:   Vestar Capital Partners IV, L.P.
                                          --------------------------------
                                    Its:  ________________________________

                                    By:   ________________________________

                                    Its:  ________________________________



                                    [MICHAEL FAMILY SECURITYHOLDERS]

                                    By:   ________________________________

                                    Its:  ________________________________


____________________________
___________________
___________________
___________________

                                   SCHEDULE I

-----------------------------------------------------------------------
                  Shareholder                    Shares of Common Stock
-----------------------------------------------------------------------
ASTA Enterprises Limited Partnership                            136,867
-----------------------------------------------------------------------
Jeffrey J. Michael                                                5,560
-----------------------------------------------------------------------
Deanne L. Michael                                                 1,405
-----------------------------------------------------------------------
Jeffrey J. Michael Custodian                                        730
Lauren E. Michael UTMA
-----------------------------------------------------------------------
Janette M. He                                                     1,798
-----------------------------------------------------------------------
Lei He                                                            1,405
-----------------------------------------------------------------------
Jannette M. He Custodian                                            730
Sophia He UTMA
-----------------------------------------------------------------------
Janette M. He Custodian                                             730
Iris He UTMA
-----------------------------------------------------------------------
Jennifer L. Redlin                                                1,798
-----------------------------------------------------------------------
Tim Redlin                                                        1,405
-----------------------------------------------------------------------
Jennifer L. Redlin Custodian                                        730
Justine Redlin UTMA
-----------------------------------------------------------------------
Jennifer L. Redlin Custodian                                        730
Erin Redlin UTMA
-----------------------------------------------------------------------
Roxanne C. Miller                                                 1,798
-----------------------------------------------------------------------
Neal Miller                                                       1,405
-----------------------------------------------------------------------
Roxanne C. Miller Custodian                                         730
Ian Miller UTMA
-----------------------------------------------------------------------
Roxanne C. Miller Custodian                                         730
Colin Miller UTMA
-----------------------------------------------------------------------
Roxanne Miller Custodian                                            730
Quinlin Miller UTMA
-----------------------------------------------------------------------
Rosemary G. Bouvier Revocable Trust                               1,798
-----------------------------------------------------------------------
Gregory S. Bouvier Revocable Trust                                1,405
-----------------------------------------------------------------------
Rosemary G. Bouvier Custodian                                       730
Emily Bouvier UTMA
-----------------------------------------------------------------------
Rosemary G. Bouvier Custodian                                       730
Alexander Bouvier UTMA
-----------------------------------------------------------------------
Gregory S. Bouvier and Rosemary M. Bouvier JT                     2,250
-----------------------------------------------------------------------
Jennifer Redlin and Tim Redlin JT                                 1,125
-----------------------------------------------------------------------